Exhibit 99.1

Empire Global Corp. enters into Strategic Alliance with Delamore and Owl Group of Companies

TORONTO, NEW YORK and LONDON, September 1, 2014 - Empire Global Corp. (the company) (EMGL.OTCQB) announced today the entry into a Strategic Alliance with Delamore & Owl Group of Companies ("D&O"). The Company will also appoint
Mr. Sanjeev Kumar and Mr. Catalin Radu to our board of directors.

D&O is a privately owned multinational enterprise with a diversified portfolio of 48 operating subsidiaries and approximately $5 billion in assets. The enterprise is principally owned by its management along with corporate partners, financial institutions, high net worth individuals and family offices.

D&O's portfolio partners are government, non-government and private entities representing 30 nations in the Americas, Middle East, Africa, Europe and the Asia-Pacific region in a broad diversification across a library of economic sectors including: aviation; agriculture and agro commodities, commodity trading, consultancy, construction, ICT, infrastructure, environment & energy, healthcare, financial services, mining, among others including its relationship with Empire Global Corp in gaming and entertainment.

As a strategic ally and shareholder, the D&O will support a diversification and expansion of the Company's existing business activity aimed at adding a substantial value to the overall business. The Company and D&O will explore a broad range of ventures beginning with immediate objectives which include:

- a 15 year lease of space to install a gaming venue at a Hotel, Spa and Golf resort in Italy;
- assist with the acquisition of new clients for our recently acquired online gaming platform based in Malta with a target of 15,000 clients by the end of 2014;
- assist with the development of Empire Global Corp Gaming Payment Card; and
- jointly develop a portfolio of luxury heritage hotels and suites with D&O.

About Empire Global Corp.

Empire Global Corp. is a development stage company with a view to acquire and operate a portfolio of revenue producing commercial properties in broad industry classifications primarily focused on the hospitality, resort, recreation and travel industry. Additional information may be found on our website at www.emglcorp.com


Forward Looking Statements

Information in this news release may contain statements about future expectations, plans, prospects or performance of Empire Global Corp., that constitute forward-looking statements for purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "plan", "can be," "expects," "may affect," "believed," "estimate," "project" and similar words and phrases are intended to identify such forward-looking statements. Empire Global Corp. cautions you that any forward-looking information provided by or on behalf of Empire Global Corp. is not a guarantee of future performance. None of the information in this press release constitutes or is intended as an offer to sell securities or investment advice of any kind. Empire Global Corp.'s actual results may differ materially from those anticipated in such forward-looking statements as a result of various important factors, some of which are beyond Empire Global Corp.'s control. In addition to those discussed in Empire Global Corp.'s press releases, public filings, and statements by Empire Global Corp.'s management, including, but not limited to, Empire Global Corp.'s estimate of the sufficiency of its existing capital resources, Empire Global Corp.'s ability to raise additional capital to fund future operations, Empire Global Corp.'s ability to repay its existing indebtedness, the uncertainties involved in estimating market opportunities, and in identifying contracts which match Empire Global Corp.'s capability to be awarded contracts. All such forward-looking statements are current only as of the date on which such statements were made. Empire Global Corp. does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contacts:
Michele Ciavarella, B.Sc.
Chairman and CEO
empireglobal@bell.net